Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 29, 2009

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Performance in Second Quarter 2009

•	Operating earnings rise 2.6 percent
•	Revenues increase 10.9 percent
•	Full-year EPS guidance raised

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2009 earnings from continuing operations of $621 million, or $1.61 per share on a fully diluted basis, compared to 2008 second-quarter earnings from continuing operations of $641 million, or $1.60 per share fully diluted. The second-quarter 2008 results included a one-time 9-cent-per-share tax benefit. Revenues in the most-recent quarter grew to $8.1 billion, increasing 10.9 percent over second-quarter 2008 revenues of $7.3 billion. Operating earnings in the second quarter of 2009 grew by 2.6 percent over the previous year’s performance to $945 million.

Net earnings for the second quarter of 2009 were $618 million, compared to $641 million in the year-ago period. Net earnings on a per-share, fully diluted basis were $1.60 in the current quarter, unchanged year-over-year.

For the first six months of 2009, revenues were $16.4 billion, compared with $14.3 billion in the first half of 2008. Half-year earnings from continuing operations and net earnings were unchanged year-over-year at $1.2 billion. Earnings per share from continuing operations on a fully diluted basis for the first six months of 2009 were $3.14 per share, an increase of 4.3 percent when compared to 2008.

Margins

Each of the company’s four business groups produced higher margin rates in second-quarter 2009 than in the first quarter. Notably, Aerospace margins grew 150 basis points. Company-wide, operating margins for the second quarter of 2009 were 11.7 percent, an increase of 70 basis points over the previous quarter.

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Backlog

The company’s total backlog at the end of the quarter was $67.6 billion, a 22.2 percent increase over the $55.3 billion total backlog reported at the end of the second-quarter 2008. Funded backlog at the end of second-quarter 2009 increased 5.3 percent from one year ago, to $47.7 billion. In addition, the estimated potential contract value, which represents management’s estimate of value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, grew to $17.7 billion at the end of second-quarter 2009 from 2008.

Cash

Net cash provided by operating activities from continuing operations in the second quarter totaled $609 million. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $520 million for the period. For the first half of 2009, net cash provided by operating activities from continuing operations was $763 million, and free cash flow from operations was $593 million.

“General Dynamics continued to demonstrate the strength of our portfolio in the second quarter of 2009,” said Jay L. Johnson, president and chief executive officer. “Revenues grew in each of the company’s four operating segments, and our operating earnings of $945 million were the highest in company history. Our commitment to financial performance and continuously improving execution generated very strong results.

“Based on the company’s year-to-date performance and our understanding of what the remainder of 2009 will bring, we are raising our earlier guidance for full-year 2009 earnings from continuing operations, to $6.05 to $6.15 per share, fully diluted,” Johnson said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 92,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, understandings, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, July 29, 2009. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 1:30 p.m. July 29 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 83347521. The phone replay will be available from 1:30 p.m. July 29 until midnight August 5, 2009.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2009	2008	$	%
Revenues	$8,100	$7,303	$797	10.9%
Operating costs and expenses	7,155	6,382	(773)

Operating earnings	945	921	24	2.6%

Interest, net	(38)	(12)	(26)
Other, net	—	—	—

Earnings from continuing operations before income taxes	907	909	(2)	(0.2)%

Provision for income taxes	286	268	(18)

Earnings from continuing operations	$621	$641	$(20)	(3.1)%

Discontinued operations, net of tax	(3)	—	(3)

Net earnings	$618	$641	$(23)	(3.6)%

Earnings per share - basic
Continuing operations	$1.61	$1.61	$—	0.0%
Discontinued operations	$(0.01)	$—	$(0.01)

Net earnings	$1.60	$1.61	$(0.01)	(0.6)%

Basic weighted average shares outstanding (in millions)	385.0	398.5

Earnings per share - diluted
Continuing operations	$1.61	$1.60	$0.01	0.6%
Discontinued operations	$(0.01)	$—	$(0.01)

Net earnings	$1.60	$1.60	$—	0.0%

Diluted weighted average shares outstanding (in millions)	387.0	401.8

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2009	2008	$	%
Revenues	$16,364	$14,308	$2,056	14.4%
Operating costs and expenses	14,514	12,526	(1,988)

Operating earnings	1,850	1,782	68	3.8%

Interest, net	(77)	(31)	(46)
Other, net	3	3	—

Earnings from continuing operations before income taxes	1,776	1,754	22	1.3%

Provision for income taxes	562	540	(22)

Earnings from continuing operations	$1,214	$1,214	$—	0.0%

Discontinued operations, net of tax	(6)	(1)	(5)

Net earnings	$1,208	$1,213	$(5)	(0.4)%

Earnings per share - basic
Continuing operations	$3.15	$3.04	$0.11	3.6%
Discontinued operations	$(0.02)	$—	$(0.02)

Net earnings	$3.13	$3.04	$0.09	3.0%

Basic weighted average shares outstanding (in millions)	385.4	399.6

Earnings per share - diluted
Continuing operations	$3.14	$3.01	$0.13	4.3%
Discontinued operations	$(0.02)	$—	$(0.02)

Net earnings	$3.12	$3.01	$0.11	3.7%

Diluted weighted average shares outstanding (in millions)	386.8	402.8

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2009	2008	$	%
Revenues:
Aerospace	$1,415	$1,329	$86	6.5%
Combat Systems	2,405	2,015	390	19.4%
Marine Systems	1,625	1,394	231	16.6%
Information Systems and Technology	2,655	2,565	90	3.5%

Total	$8,100	$7,303	$797	10.9%

Operating earnings:
Aerospace	$215	$240	$(25)	(10.4)%
Combat Systems	300	282	18	6.4%
Marine Systems	168	127	41	32.3%
Information Systems and Technology	284	292	(8)	(2.7)%
Corporate	(22)	(20)	(2)	(10.0)%

Total	$945	$921	$24	2.6%

Operating margins:
Aerospace	15.2%	18.1%
Combat Systems	12.5%	14.0%
Marine Systems	10.3%	9.1%
Information Systems and Technology	10.7%	11.4%
Total	11.7%	12.6%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2009	2008	$	%
Revenues:
Aerospace	$2,870	$2,608	$262	10.0%
Combat Systems	4,812	4,012	800	19.9%
Marine Systems	3,294	2,772	522	18.8%
Information Systems and Technology	5,388	4,916	472	9.6%

Total	$16,364	$14,308	$2,056	14.4%

Operating earnings:
Aerospace	$415	$476	$(61)	(12.8)%
Combat Systems	579	541	38	7.0%
Marine Systems	331	249	82	32.9%
Information Systems and Technology	573	552	21	3.8%
Corporate	(48)	(36)	(12)	(33.3)%

Total	$1,850	$1,782	$68	3.8%

Operating margins:
Aerospace	14.5%	18.3%
Combat Systems	12.0%	13.5%
Marine Systems	10.0%	9.0%
Information Systems and Technology	10.6%	11.2%
Total	11.3%	12.5%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	July 5, 2009	December 31, 2008
ASSETS
Current assets:
Cash and equivalents	$1,614	$1,621
Accounts receivable	3,649	3,469
Contracts in process	4,408	4,341
Inventories	2,138	2,029
Other current assets	489	490

Total current assets	12,298	11,950

Noncurrent assets:
Property, plant and equipment, net	2,857	2,872
Intangible assets, net	1,566	1,617
Goodwill	11,739	11,413
Other assets	398	521

Total noncurrent assets	16,560	16,423

Total assets	$28,858	$28,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$55	$911
Accounts payable	2,427	2,443
Customer advances and deposits	3,862	4,154
Other current liabilities	2,916	2,852

Total current liabilities	9,260	10,360

Noncurrent liabilities:
Long-term debt	3,860	3,113
Other liabilities	4,737	4,847
Commitments and contingencies

Total noncurrent liabilities	8,597	7,960

Shareholders’ equity:
Common stock	482	482
Surplus	1,414	1,346
Retained earnings	14,201	13,287
Treasury stock	(3,437)	(3,349)
Accumulated other comprehensive loss	(1,659)	(1,713)

Total shareholders’ equity	11,001	10,053

Total liabilities and shareholders’ equity	$28,858	$28,373

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	July 5, 2009	June 29, 2008
Cash flows from operating activities:
Net earnings	$1,208	$1,213
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	171	146
Amortization	108	67
Stock-based compensation expense	58	50
Excess tax benefit from stock-based compensation	(1)	(24)
Deferred income tax provision	86	26
Discontinued operations, net of tax	6	1
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(149)	(83)
Contracts in process	(77)	(163)
Inventories	(115)	(73)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(18)	(207)
Customer advances and deposits	(430)	548
Other current liabilities	(163)	(27)
Other, net	79	(18)

Net cash provided by operating activities from continuing operations	763	1,456
Net cash used by discontinued operations - operating activities	(9)	(5)

Net cash provided by operating activities	754	1,451

Cash flows from investing activities:
Capital expenditures	(170)	(200)
Business acquisitions, net of cash acquired	(165)	(66)
Sales/maturities of available-for-sale securities	154	1,186
Purchases of available-for-sale securities	(107)	(1,247)
Other, net	1	31

Net cash used by investing activities	(287)	(296)

Cash flows from financing activities:
Repayments of commercial paper, net	(853)	—
Proceeds from fixed-rate notes	747	—
Dividends paid	(283)	(257)
Purchases of common stock	(109)	(660)
Proceeds from option exercises	30	89
Repayment of fixed-rate notes	—	(500)
Other, net	(6)	22

Net cash used by financing activities	(474)	(1,306)

Net decrease in cash and equivalents	(7)	(151)
Cash and equivalents at beginning of period	1,621	2,891

Cash and equivalents at end of period	$1,614	$2,740

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2009		Second Quarter 2008
	Quarter	Year-to-date	Quarter	Year-to-date
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities from continuing operations	$609	$763	$1,025	$1,456
Capital expenditures	(89)	(170)	(115)	(200)

Free cash flow from operations (A)	$520	$593	$910	$1,256

Return on invested capital:
Earnings from continuing operations	$2,478		$2,336
After-tax interest expense	100		93
After-tax amortization expense	128		94

Net operating profit after taxes	2,706		2,523
Average debt and equity	14,378		14,143

Return on invested capital (B)	18.8%		17.8%

Other Financial Information:
Return on equity (C)	22.3%		20.4%
Debt-to-equity (D)	35.6%		18.8%
Debt-to-capital (E)	26.2%		15.8%
Book value per share (F)	$28.57		$30.66
Total taxes paid	$429		$475
Company-sponsored research and development (G)	$119		$124
Employment	92,000		84,600
Sales per employee (H)	$349,300		$342,900
Shares outstanding	385,090,596		397,327,979

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Second Quarter 2009	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$19,306	$570	$19,876	$1,633	$21,509
Combat Systems	11,494	1,364	12,858	2,451	15,309
Marine Systems	8,645	15,724	24,369	1,241	25,610
Information Systems and Technology	8,208	2,297	10,505	12,372	22,877

Total	$47,653	$19,955	$67,608	$17,697	$85,305

First Quarter 2009
Aerospace	$20,179	$590	$20,769	$2,071	$22,840
Combat Systems	11,746	2,724	14,470	2,112	16,582
Marine Systems	9,431	16,031	25,462	1,208	26,670
Information Systems and Technology	7,795	2,629	10,424	12,556	22,980

Total	$49,151	$21,974	$71,125	$17,947	$89,072

Second Quarter 2008
Aerospace	$18,195	$634	$18,829	$2,309	$21,138
Combat Systems	10,611	3,263	13,874	2,610	16,484
Marine Systems	8,899	3,239	12,138	2,167	14,305
Information Systems and Technology	7,531	2,950	10,481	10,348	20,829

Total	$45,236	$10,086	$55,322	$17,434	$72,756

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including aircraft fleet customers’ options to purchase new aircraft. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

SECOND QUARTER 2009 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the second quarter of 2009:

Combat Systems

•	Approximately $320 from the U.S. Army for the production of Stryker wheeled armored vehicles and related support.

•	Approximately $75 from the Army for the production of M2HB machine guns. This contract has a potential value of approximately $400.

Marine Systems

•	Approximately $410 from the U.S. Navy for our second Littoral Combat Ship (LCS).

Information Systems and Technology

•

Approximately $180 in orders under the Common Hardware/Software III (CHS-3) program, bringing the total contract value to $1.9 billion. CHS-3 provides commercial and ruggedized computers, network equipment and software to the U.S. armed forces and other U.S. federal agencies worldwide.

•

Approximately $12 to develop the antenna feed for the next-generation military satellite communications terminals under the Army’s Modernization of Enterprise Terminals (MET) program. This contract has a potential value of $200.

•

Combined orders totaling approximately $375 under the BOWMAN communications program for the United Kingdom to upgrade the system’s capabilities and provide long-term technical support including repair, field services and spares.

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EXHIBIT J

GULFSTREAM SUPPLEMENTAL DATA (UNAUDITED)

	Second Quarter		Six Months
	2009	2008	2009	2008
Green Deliveries (units):
Large aircraft	20	22	42	44
Mid-size aircraft	6	17	15	32

Total	26	39	57	76

Outfitted Deliveries (units):
Large aircraft	22	24	40	44
Mid-size aircraft	9	16	25	32

Total	31	40	65	76

Pre-owned Activity:
Units	2	1	2	2

Revenues (millions)	$57	$8	$57	$17
Operating earnings (millions)	$(2)	$1	$(23)	$2

Gulfstream margins including pre-owned activity	17.9%	18.1%	16.9%	18.4%

Gulfstream margins excluding pre-owned activity	19.1%	18.1%	18.3%	18.5%

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